                                                                EXHIBIT 23



                        LETTERHEAD OF ERNST & YOUNG LLP


                        Consent of Independent Auditors



We consent to the incorporation by reference in Registration Statement No. 2-95535 on Form S-8 dated January 28, 1985, Registration Statement No. 33-16204 on Form S-8 dated July 31, 1987, Registration Statement No. 33-51638 on Form S-8 dated September 3, 1992, and Registration Statement No. 33-51640 on Form S-8 dated September 3, 1992, of our report dated November 1, 1996 with respect to the consolidated financial statements and schedule of First of Michigan Capital Corporation included in the Annual Report (Form 10-K) for the fiscal year ended September 27, 1996.


                                        /s/ Ernst & Young LLP




December 20, 1996